Exhibit 23.2

Consent of Independence Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125437) of SEMCO Energy, Inc. of our report dated May 26, 2006, except for Note 2 to the 2006 financial statements, "Adoption of New Accounting Standard," as to which the date is June 27, 2007, relating to the 2005 financial statement of the SEMCO Energy, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 27, 2007